UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 14, 2015 (December 8, 2015)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 8, 2015, Fusion NBS Acquisition Corp. (the “FNAC”), a subsidiary of Fusion Telecommunications International, Inc. (“Fusion”), entered into a Stock Purchase and Sale Agreement (the “Fidelity Purchase Agreement”) with Mitch Marks (“MMarks”), Ron Kohn (“RKohn”) and Robert Marks (“RMarks” and together with MMarks and RKohn, collectively, the “Sellers”) to acquire all of the issued and outstanding equity securities of Fidelity Access Networks, LLC, Fidelity Connect LLC, Fidelity Telecom, LLC (“FTL”), Fidelity Voice Services, LLC and Fidelity Access Networks, Inc., all Ohio entities (collectively, the “Fidelity Companies”). The Fidelity Companies collectively provide customers with a suite of cloud services, including cloud voice, cloud connectivity, cloud computing and cloud storage (the “Business”).

The purchase price for the Fidelity Companies is $30,000,000, subject to adjustments to allocate closing date and post-closing date working capital of the Business, certain indebtedness of the Business and the payment of certain transaction expenses. At the December 8, 2015 initial closing of the transactions contemplated by the Fidelity Purchase Agreement (the “Initial Closing”), the Buyer completed its acquisition from MMarks, RKohn and RMarks of all of the issued and outstanding equity securities of the Fidelity Companies, other than FTL. At the Initial Closing, the Buyer (a) paid the Sellers (i) $28,450,000 in immediately available funds, and (ii) $1,500,000 by delivery of 696,508 shares of Fusion’s common stock (based upon the volume weighted average price of the common stock over a ten trading day period ending four trading days prior to the Initial Closing date).

Contemporaneous with the Initial Closing, $1,500,000 of the cash portion of the purchase price was delivered to a third-party escrow agent pursuant to the terms of an escrow agreement entered into at the time of the Initial Closing. The escrow was established in order to secure Sellers’ representations, warranties and covenants under the Fidelity Purchase Agreement. Pursuant to the escrow agreement, one-third of the funds in escrow will be released from escrow at six-month intervals following the Second Closing date (as defined below), unless the Buyer objects to the release of funds. In the event of such an objection, the funds will not be released from escrow until the objection has been resolved.  At the second closing (the “Second Closing”), which will occur as soon as required regulatory approvals have been obtained, the Buyer will acquire from the Sellers all of the issued and outstanding equity securities of FTL.

The foregoing description of the Fidelity Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Fidelity Purchase Agreement which is attached hereto as Exhibit 10.3 and is incorporated by reference herein. The Fidelity Purchase Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about Fusion or any subsidiary or affiliate of Fusion. The representations, warranties and covenants contained in the Fidelity Purchase Agreement are made only for purposes of the specific agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of each such agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or conditions of Fusion or any subsidiary of Fusion.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 8, 2015, FNAC entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”), which amends and restates the $40.0 million Credit Agreement, dated as of August 28, 2015, with Opus Bank (the “Original Credit Agreement”).  The Amended Credit Agreement amends the Original Credit Facility by (i) providing Opus Bank’s consent to FNAC’s acquisition of the Fidelity Companies, (ii) adding the Fidelity Companies as guarantors under the Amended Credit Agreement, and (iii) modifying or eliminating certain of the financial covenants contained in the Original Credit Facility.

All borrowings under the Amended Credit Agreement are secured by a first priority security interest on all of the assets of FNAC, Fusion, Fusion BVX, LLC (“FBVX”), PingTone Communications, Inc. (“PingTone”), Network Billing Systems, LLC (“NBS”) and the Fidelity Companies (other than FTL), as well as the capital stock of each of Fusion’s subsidiaries.  In addition, subject to certain limitations, Fusion, FBVX, NBS, PingTone and the Fidelity Companies (other than FTL) have guaranteed FNAC’s obligations under the Amended Credit Agreement, including FNAC’s obligations to repay all borrowings. FTL will be joined as a guarantor under the Amended Credit Agreement at the time of the Second Closing (see Item 2.01 above).

Except as described in the preceding paragraph, the Amended Credit Facility contains substantially the same terms and conditions as the Original Credit Facility. Those terms are described in Fusion’s Current Report on Form 8-K which, along with a copy of the Original Credit Facility, were filed with the Securities and Exchange Commission (the “SEC”) on September 3, 2015.

Simultaneous with the execution of the Amended Credit Agreement, Fusion, FNAC, FBVX, NBS, PingTone and the Fidelity Companies (other than FTL) executed the Fourth Amended and Restated Securities Purchase Agreement and Security Agreement (the “Restated Purchase Agreement”) with Praesidian Capital Opportunity Fund III, L.P., Praesidian Capital Opportunity Fund III-A, LP and United Insurance Company of America.  The Restated Purchase Agreement amends and restates the terms of the Third Amended and Restated Securities Purchase Agreement and Security Agreement, dated as of August 28, 2015 (the “Third Amendment”), pursuant to which FNAC previously sold its Series A, Series B, Series C, Series D, Series E and Series F senior notes in an aggregate principal amount of $51 million (the “Notes”).

The Restated Purchase Agreement amends the Third Amendment by (i) providing the lenders’ consent to the acquisition of the Fidelity Companies, (ii) joining the Fidelity Companies as guarantors and credit parties under the Restated Purchase Agreement, and (iii) modifying or eliminating certain of the financial covenants contained in the Third Amendment. Subject to certain limitations, Fusion, FBVX, NBS, PingTone and the Fidelity Companies (other than FTL) have guaranteed FNAC’s obligations under the Restated Purchase Agreement, including FNAC’s obligations to repay the Notes. FTL will be joined as a credit party and guarantor under the Restated Purchase Agreement at the time of the Second Closing (see Item 2.01 above).

Except as described in the preceding paragraph, the Restated Purchase Agreement contains substantially the same terms and conditions as the Third Amendment. Those terms are described in Fusion’s Current Report on Form 8-K which, along with a copy of the Third Amendment, were filed with the SEC on September 3, 2015.

The foregoing descriptions of the Amended Credit Agreement and the Restated Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Amended Credit Agreement, which is attached hereto as Exhibit 10.1, and the Restated Purchase Agreement, which is attached hereto as Exhibit 10.2, each of which is incorporated by reference herein. The Amended Credit Agreement and the Restated Purchase Agreement have been included as exhibits hereto solely to provide investors and security holders with information regarding their respective terms. They are not intended to be a source of financial, business or operational information about Fusion or any subsidiary or affiliate of Fusion. The representations, warranties and covenants contained in the Amended Credit Agreement and the Restated Purchase Agreement are made only for purposes of the specific agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of each such agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Fusion or any subsidiary of Fusion.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the respective agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 1.01	Entry into a Material Definitive Agreement

As discussed under Items 2.01 and 2.03 above, on December 8, 2015 (i) FNAC executed the Fidelity Purchase Agreement, and (ii) Fusion, FNAC, FBVX, PingTone, NBS and the Fidelity Companies (other than FTL) executed the Amended Credit Agreement and the Restated Purchase Agreement.  The information provided under Items 2.01 and 2.03 is incorporated in this section by this reference.

Item 3.02	Unregistered Sales of Equity Securities.

As discussed under Item 2.01 above,  in connection with our acquisition of the Fidelity Companies (other than FTL), on December 8, 2015 we issued an aggregate of 696,508 shares of our common stock under the Fidelity Purchase Agreement to the three Sellers, each of whom is an accredited investor. The information provided under Item 2.01 is incorporated in this section by this reference.

Item 9.01	Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

The financial statements of the business acquired required by Item 9.01(a)(1) of Form 8-K and Rule 8-04(b) of Regulation S-X will be filed within the time specified in 9.01(a)(4) of Form 8-K.

(b)  Pro Forma Financial Information.

The pro-forma financial information required by Item 9.01(b)(1) of Form 8-K and Rule 8-05 of Regulation S-X will be filed within the time specified in 9.01(b)(2) of Form 8-K.

(c)  Shell Company Transactions.

Not Applicable.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1
Amendment and Restated Credit Agreement, dated as of December 8, 2015, by and between Fusion NBS Acquisition Corp., as borrower, and Opus Bank, as administrative agent and a lender, and each other lender from time to time a party hereto.

10.2
Fourth Amended and Restated Securities Purchase Agreement and Security Agreement, dated as of December 8, 2015, by and among Fusion NBS Acquisition Corp., as borrower, Fusion Telecommunications International, Inc., Network Billing Systems, L.L.C., Fusion BVX LLC, PingTone Communications, Inc., Fidelity Access Networks, LLC, Fidelity Connect LLC, Fidelity Voice Services, LLC, Fidelity Access Networks, Inc., Praesidian Capital Opportunity Fund III, LP, Praesidian Capital Opportunity Fund III -A, LP and United Insurance Company of America.

10.3	Stock Purchase and Sale Agreement, dated as of December 8, 2015, by and among Fusion NBS Acquisition Corp., Mitch Marks, Ron Kohn and Robert Marks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
December 14, 2015	President, Chief Operating Officer and Acting Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description of Exhibit

10.1
Amendment and Restated Credit Agreement, dated as of December 8, 2015, by and between Fusion NBS Acquisition Corp., as borrower, and Opus Bank, as administrative agent and a lender, and each other lender from time to time a party hereto.

10.2
Fourth Amended and Restated Securities Purchase Agreement and Security Agreement, dated as of December 8, 2015, by and among Fusion NBS Acquisition Corp., as borrower, Fusion Telecommunications International, Inc., Network Billing Systems, L.L.C., Fusion BVX LLC, PingTone Communications, Inc., Fidelity Access Networks, LLC, Fidelity Connect LLC, Fidelity Voice Services, LLC, Fidelity Access Networks, Inc., Praesidian Capital Opportunity Fund III, LP, Praesidian Capital Opportunity Fund III -A, LP and United Insurance Company of America.

10.3	Stock Purchase and Sale Agreement, dated as of December 8, 2015, by and among Fusion NBS Acquisition Corp., Mitch Marks, Ron Kohn and Robert Marks.